Exhibit 10.4

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

This PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT (this "Agreement") is made as of the 3rd day of March 2021, by and between Aurora Acquisition Corp., a Cayman Islands exempted company (the "Company"), with a principal place of business at 20 North Audley Street, London W1K 6LX, United Kingdom, and Novator Capital Sponsor Ltd., a limited liability company validly existing and in good standing under the laws of Cyprus (the "Subscriber"), with a principal place of business at Amfipoleos 2, 2nd Floor Flat/Office 202, Strovolos 2025, Nicosia, Cyprus.

WHEREAS, the Company desires to sell to Subscriber warrants at $1.50 per Warrant (defined below) on a private placement basis (the "Offering") an aggregate of 4,266,667 warrrants (the "Initial Warrants") of the Company and up to an additional 440,000 warrants (the "Additional Warrants" and, together with the Initial Warrants the "Warrants") of the Company in the event that the underwriters' over-allotment option (the "Over-Allotment Option") in connection with the IPO (as defined below) is exercised in full or in part, for a purchase price of $6,400,000 (or $7,060,000 if the over-allotment option is exercised in full), or $1.50 per Warrant. The Class A Ordinary Shares underlying the Warrants, par value $0.0001 per share, are hereinafter referred to as the "Warrant Shares." The Warrants and Warrant Shares, collectively, are hereinafter referred to as the "Securities." Each Warrant is exercisable to purchase one Class A Ordinary Share of the Company (each, a "Class A Ordinary Share") at an exercise price of $11.50 per share during the period commencing on the later of (i) twelve (12) months from the date of the closing of the Company's initial public offering of units (the "IPO") and (ii) 30 days following the consummation of the Company's initial business combination (the "Business Combination"), as such term is defined in the registration statement in connection with the IPO, as amended at the time it becomes effective (the "Registration Statement"), and expiring on the fifth anniversary of the consummation of the Business Combination; and

WHEREAS, Subscriber wishes to purchase 4,266,667 Warrants (or 4,706,667 Warrants if the over-allotment option is exercised in full) for a purchase price of $6,400,000 (or $7,060,000 if the over-allotment option is exercised in full) and the Company wishes to accept such subscription from Subscriber.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Subscriber hereby agree as follows:

1. Agreement to Subscribe

1.1.     Purchase and Issuance of the Warrants. Upon the terms and subject to the conditions of this Agreement, Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Subscriber, on the Closing Date (as defined below), the Initial Warrants in consideration of the payment of the Initial Purchase Price (as defined below). On the Closing Date, the Company shall deliver (via book entry) to Subscriber the Securities purchased. Subscriber hereby agrees to purchase up to an additional 40,000 Additional Warrants at $1.50 per Additional Warrant for a purchase price of up to $600,000. The purchase and issuance of the Additional Warrants shall occur only in the event that the overallotment option is exercised in full or in part. The total number of Additional Warrants to be purchased hereunder shall be in the same proportion as the proportion of the over-allotment option that is exercised. Each purchase of Additional Warrants shall occur simultaneously with the consummation of any portion of the over-allotment option.

1.2.     Purchase Price. As payment in full for the Initial Warrants being purchased under this Agreement, Subscriber shall pay an aggregate of $6,400,000 (the "Initial Purchase Price") by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the trust account (the "Trust Account") at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee ("Trustee"), no later than one (1) business day prior to the date of effectiveness of the Registration Statement. As payment in full for the Additional Warrants being purchased under this Agreement, Subscriber shall pay $1.50 per Additional Warrant being purchased by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the Trust Account at a financial institution to be chosen by the Company, maintained by Trustee, one (1) business day prior to the Closing Date of the over-allotment option.

1.3.     Closing. The closing of the purchase and sale of the Initial Warrants shall take place simultaneously with the closing of the IPO and the closing of the purchase and sale of Additional Warrants shall take place simultaneously with the closing of the over-allotment option (each, a "Closing Date"). The closing of the purchase and sale of the Warrants shall take place at the offices of Baker & McKenzie LLP, 452 Fifth Avenue, New York, New York, 10018, or such other place as may be agreed upon by the parties hereto.

1.4     Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if the IPO does not close prior to March 31, 2021.

2. Representations and Warranties of Subscriber

Subscriber represents and warrants to the Company that:

2.1.     No Government Recommendation or Approval. Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering of the Securities.

2.2.     Accredited Investor. Subscriber represents that it is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to "accredited investors" under the Securities Act and similar exemptions under state law.

2.3.     Intent. Subscriber is purchasing the Securities solely for investment purposes, for Subscriber's own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms of an agreement (the "Letter Agreement") to be entered into with respect to the Securities between, among others, Subscriber and the Company, as described in the Registration Statement), and not with a view to the distribution thereof and Subscriber has no present arrangement to sell the Securities to or through any person or entity except as may be permitted under the Letter Agreement. Subscriber shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

2.4.     Restrictions on Transfer. Subscriber acknowledges and understands the Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Subscriber acknowledges and understands the Securities are subject to transfer restrictions as described in Section 8 hereof. Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, Subscriber agrees it will not resell the Securities (unless otherwise permitted pursuant to the Letter Agreement, as described in the Registration Statement). Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to Subscriber for the resale of the Securities until the one-year anniversary following consummation of the Business Combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5.      Sophisticated Investor.

(i)      Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(ii)    Subscriber is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

2.6.     Independent Investigation. Subscriber, in making the decision to purchase the Warrants, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company's officers and directors concerning the Company and the terms and conditions of the offering of the Warrants and has had full access to such other information concerning the Company as Subscriber has requested. Subscriber confirms that all documents that it has requested have been made available and that Subscriber has been supplied with all of the additional information concerning this investment which Subscriber has requested.

2.7       Organization and Authority. Subscriber is duly organized, validly existing and in good standing under the laws of Cyprus and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.8.      Authority. This Agreement has been validly authorized, executed and delivered by Subscriber and is a valid and binding agreement enforceable against Subscriber in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

2.9.     No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Subscriber's charter documents, (ii) any agreement or instrument to which Subscriber is a party or (iii) any law, statute, rule or regulation to which Subscriber is subject, or any agreement, order, judgment or decree to which Subscriber is subject.

2.10.    No Legal Advice from Company. Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Subscriber's own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.11.    Reliance on Representations and Warranties. Subscriber understands the Securities are being offered and sold to Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.12.    No General Solicitation. Subscriber is not subscribing for the Securities as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the IPO filed with the Securities and Exchange Commission (the "SEC").

2.13.    Legend. Subscriber acknowledges and agrees the certificates evidencing each of the Securities shall bear a restrictive legend (the "Legend"), in form and substance substantially as set forth in Section 4 hereof.

2.14.   Accredited Investor. Subscriber is an "Accredited Investor" as defined in the rules promulgated under the Securities Act.

3. Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and agrees with, Subscriber that:

3.1.       Valid Issuance of Share Capital. The total number of all classes of share capital which the Company has authority to issue up to 500,000,000 Class A ordinary shares, up to 50,000,000 Class B Ordinary Shares, $0.0001 par value per share ("Class B Ordinary Shares"), and 5,000,000 preferred shares, $0.0001 par value per share ("Preferred Shares"). As of the date hereof, and after accounting for certain share dividends and cancellations that occurred in February 2021, the Company has issued and outstanding 7,200,000 Class B Ordinary Shares (of which up to 825,000 shares are subject to forfeiture as described in the Registration Statement), no Class A Ordinary Shares and no Preferred Shares. All of the issued share capital of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2      Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and that certain warrant agreement to be entered into between the Company and Continental, as warrant agent (the "Warrant Agreement"), each of the Warrants and Warrant Shares will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Warrants, the Warrant Shares shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, Subscriber will have or receive good title to the Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and pursuant to the Letter Agreement and (ii) transfer restrictions under federal and state securities laws.

3.3.       Organization and Qualification. The Company has been duly incorporated and is validly existing as a Cayman Islands exempted company and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4.       Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required, (iii) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy, and (iv) the Warrants, when issued and delivered in the manner set forth herein, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5.        No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company's amended and restated memorandum and articles of association, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or (iii) any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the closing of the IPO, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Warrants or the Warrant Shares in accordance with the terms hereof.

3.6.     Reservation of Class A Ordinary Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued Class A Ordinary Shares that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

4.  Legends

4.1.      Legend. The Company will issue the Warrants, and when issued, the Warrant Shares, purchased by Subscriber in the name of Subscriber. The Securities will bear the following Legend and appropriate "stop transfer" instructions:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS COMPANY, IS AVAILABLE."

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PURSUANT TO A LETTER AGREEMENT BETWEEN, AMONG OTHERS, THE COMPANY, SUBSCRIBER, THOR BJÖRGÓLFSSON, ARNAUD MASSENET, PRABHU NARASIMHAN, SHRAVIN MITTAL, SANGEETA DESAI AND MICHAEL EDELSTEIN, MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PURSUANT TO THE TERMS SET FORTH IN THE LETTER AGREEMENT."

4.2.     Subscriber's Compliance. Nothing in this Section 4 shall affect in any way Subscriber's obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3.    Company's Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act and (ii) in compliance herewith and with the Insider Letter Agreement.

4.4     Registration Rights. Subscriber will be entitled to certain registration rights which will be governed by a registration rights agreement ("Registration Rights Agreement") to be entered into between, among others, Subscriber and the Company, on or prior to the effective date of the Registration Statement.

5.  Waiver of Liquidation Distributions.

In connection with the Securities purchased pursuant to this Agreement, Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the Trust Account with respect to the Securities, whether (i) in connection with the exercise of redemption rights if the Company consummates the Business Combination, (ii) in connection with any tender offer conducted by the Company prior to a Business Combination, (iii) upon the Company's redemption of Ordinary Shares sold in the Company's IPO upon the Company's failure to timely complete the Business Combination or (iv) in connection with a shareholder vote to approve an amendment to the Company's amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company's obligation to redeem 100% of the Company's public shares if the Company does not timely complete the Business Combination or (B) with respect to any other provision relating to shareholders' rights or pre-Business Combination activity. In the event Subscriber purchases Ordinary Shares in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive the redemption value of such Ordinary Shares upon the same terms offered to all other purchasers of Ordinary Shares in the IPO in the event the Company fails to consummate the Business Combination.

6.  Terms of Warrants.

6.1       Terms. Each Warrant shall have the terms set forth in the Warrant Agreement, subject to such exceptions as described in the Registration Statement.

6.2.      Failure to Consummate Business Combination. The Warrants shall be terminated upon the dissolution of the Company or in the event that the Company does not consummate the Business Combination within 24 months from the consummation of the IPO, unless otherwise extended by the Company.

6.3.     Termination of Rights as Holder. If the Warrants are terminated in accordance with Section 6, then after such time Subscriber (or its successor in interest) shall no longer have any rights as a holder of such Warrants and the Company shall take such action as is appropriate to cancel such Warrants. Subscriber hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing and agrees to take any and all measures reasonably requested by the Company necessary to effect the foregoing.

7.  Rescission Right Waiver and Indemnification.

7.1.     Subscriber understands and acknowledges an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Securities. In this regard, if the IPO were deemed to be a general solicitation with respect to the Securities, the offer and sale of such Securities may not be exempt from registration and, if not, Subscriber may have a right to rescind its purchase of the Securities. In order to facilitate the completion of the Offering and in order to protect the Company, its shareholders and the amounts in the Trust Account from claims that may adversely affect the Company or the interests of its shareholders, Subscriber hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Securities. Subscriber acknowledges and agrees this waiver is being made in order to induce the Company to sell the Warrants to Subscriber. Subscriber agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings (collectively, "Claims") and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys' and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Warrants hereunder or relating to the purchase of the Warrants and the transactions contemplated hereby.

7.2.     Subscriber agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Warrants or any Claim that may arise now or in the future.

7.3.     Subscriber acknowledges and agrees that the shareholders of the Company are and shall be third-party beneficiaries of this Section 7.

7.4.     Subscriber agrees that to the extent any waiver of rights under this Section 7 is ineffective as a matter of law, Subscriber has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Subscriber acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

8.  Terms of the Warrants

8.1      The Warrants and the Warrant Shares are substantially identical to those to be offered in the IPO except that: (i) the Securities and component parts will be subject to transfer restrictions described in the Insider Letter Agreement, (ii) the Warrants will be non-redeemable so long as they are held by Subscriber (or any of its permitted transferees), and may be exercisable on a "cashless" basis if held by Subscriber or its permitted transferees, as further described in the Warrant Agreement, and (iii) the Securities and component parts are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after the expiration of the lockup described above in clause (i) and they are registered pursuant to the Registration Rights Agreement to be signed on or before the date of the Prospectus which is a part of the Registration Statement or an exemption from registration is available.

8.2      Subscriber agrees to vote the Warrant Shares in accordance with the terms of the Insider Letter Agreement and as otherwise described in the Registration Statement.

9.  Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state, without regards to the conflicts of laws principles thereof. Any suit brought by either party shall be brought in the state or federal courts sitting in New York County in the State of New York. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

10.   Assignment; Entire Agreement; Amendment

10.1.   Assignment. Neither this Agreement nor any rights hereunder may be assigned, in whole or in part, by any party to any other person or entity without the prior written consent of the other party hereto except that Subscriber may assign this Agreement, or any of its rights hereunder, to a person or entity agreeing to be bound by the terms hereof, including the waiver contained in Section 7 hereof.

10.2.   Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them with respect to such subject matter.

10.3.   Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

10.4.   Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns.

11.   Notices

Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered when directed to an electronic mail address at which such party has consented to receive notice.

12.   Counterparts

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

13.   Survival; Severability

13.1.    Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.

13.2.   Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

14.   Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

AURORA ACQUISITION CORP.

By:	/s/ Caroline Harding
Name: Caroline Harding
Title: Director

NOVATOR CAPITAL SPONSOR LTD.

By:	/s/ Pericles Spyrou
Name: Pericles Spyrou
Title: Director

SUBSCRIBERS

By:	/s/ Arnaud Massenet
Name: Arnaud Massenet
Title: Chief Executive Officer

By:	/s/ Prabhu Narasimhan
Name: Prabhu Narasimhan
Title: Chief Investment Officer and Head of Legal

By:	/s/ Shravin Mittal
Name: Shravin Mittal
Title: Director

/s/ Shravin Mittal
Unbound Holdco Ltd.
Name: Shravin Mittal

[Signature Page to Warrants Private Placement Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:

Aurora Acquisition Corp.

By:	/s/ Caroline Harding
Name: Caroline Harding
Title: Director

PURCHASER:

Novator Capital Sponsor Ltd.

By:	/s/ Pericles Spyrou
Name: Pericles Spyrou
Title: Director

/s/ Arnaud Massenet
Arnaud Massenet

/s/ Prabhu Narasimhan
Prabhu Narasimhan

/s/ Shravin Mittal
Shravin Mittal

/s/ Shravin Mittal
Unbound Holdco Ltd.
Name: Shravin Mittal

[Signature Page to Novator Private Placement Agreement]